EXHIBIT A.3
COMBINED BALANCE SHEETS                 U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                                  December 31,
In millions                                   1997          1996
--------------------------------------   ------------- --------------

ASSETS
Current assets:
 Cash and cash equivalents               $         27  $          80
 Accounts and notes receivable                  1,681          1,622
 Inventories and supplies                         150            144
 Deferred tax asset                               247            171
 Prepaid and other                                 77             65
                                         ------------- --------------
   Total current assets                         2,182          2,082
                                         ------------- --------------

Gross property, plant and equipment            33,408         32,645
Less accumulated depreciation                  19,176         18,639
                                         ------------- --------------
Property, plant and equipment - net            14,232         14,006
Other assets                                      832            827
                                         ------------- --------------
   Total assets                          $     17,246  $      16,915
                                         ============= ==============

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                         $        626  $         834
 Accounts payable                               1,415            989
 Dividends payable                                259            257
 Other                                          1,700          1,387
                                         ------------- --------------
   Total current liabilities                    4,000          3,467
                                         ------------- --------------

Long-term debt                                  5,020          5,664
Postretirement and other postemployment
 benefit obligations                            2,468          2,387
Deferred taxes, credits and other               1,559          1,480

Communications Group equity                     4,199          3,917
                                         ------------- --------------
   Total liabilities and equity          $     17,246  $      16,915
                                         ============= ==============
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